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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2003

TYCO INTERNATIONAL LTD.
(Exact name of registrant as specified in its charter)

Bermuda	04-2297459
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

The Zurich Centre, Second Floor, 90 Pitts Bay Road
Pembroke, HM 08, Bermuda
(Address of registrant's principal executive office)

441-292-8674
(Registrant's telephone number)

Item 9. Regulation FD Disclosure

        On July 29, 2003, Tyco International Ltd. (the "Company") issued the press release attached hereto as Exhibit 99.1, which is incorporated into this Item 9 by reference, reporting the financial results of the Company for the quarter ended June 30, 2003.

        The information under this Item 9 and the accompanying exhibit are being provided under Item 12 of Form 8-K, but are being furnished under Item 9 of Form 8-K in place of Item 12 in accordance with interim guidance provided by the Securities and Exchange Commission in Release No. 33-8216 issued March 27, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL LTD.
By:
/s/ DAVID J. FITZPATRICK David J. FitzPatrick Executive Vice President and Chief Financial Officer

Dated: July 29, 2003

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The Zurich Centre, Second Floor, 90 Pitts Bay Road Pembroke, HM 08, Bermuda (Address of registrant's principal executive office)
441-292-8674 (Registrant's telephone number)
SIGNATURES